INTERNAP NETWORK SERVICES CORPORATION CLOSES $35 MILLION
CREDIT FACILITY TO SUPPORT GROWTH INITIATIVES

ATLANTA—September 17, 2007--Internap Network Services Corporation (NASDAQ:INAP),a global provider of optimized, reliable end-to-end Internet business solutions, today announced that it closed a new four-year senior secured credit facility from Bank of America, N.A. The facility consists of a $5 million revolving credit facility, which may be increased by $15 million and includes a $5 million sub-limit for letters of credit, and a $30 million term loan facility.

The revolving credit facility is available to finance working capital, capital expenditures and other general corporate purposes.  The proceeds from the term loan will be used to refinance existing indebtedness and to fund Internap’s capital expenditures related to the expansion of its colocation facilities.

The interest rate on the credit facility is a tiered LIBOR-based rate that depends on Internap’s 12-month trailing EBITDA.

“Internap is focused on capturing the significant growth opportunities before us while operating the business with prudent cost controls.  Our strong financial performance and balance sheet has enabled us to secure a favorable credit facility despite a challenging macro economic environment.  This financing will support our expansion initiatives in a cost effective and flexible manner and allow us to execute against our aggressive business plan,” said David A. Buckel, chief financial officer of Internap.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network (CDN), and content monetization services, Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is “Making Innovation Possible.” For more information visit www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth, and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap's business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; the ability to successfully integrate the operations of Internap and VitalStream Holdings, Inc.; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.

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Press Contact:
Katie Eakins / Wanda Soler
(619) 516-2559
internap@lewispr.com

Investor Contact:
Andrew Albrecht
(404) 302-9841
aalbrecht@internap.com